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                                                                 EXHIBIT 10.13.2

       Amendment No. 1 to the General Agreement for Purchase of Personal
                  Communications Systems and Services Between
               TeleCorp PCS, Inc., and Lucent Technologies Inc.

This is the first amendment ("Amendment No. 1") to the General Agreement for Purchase of Personal Communications Systems and Services ("Agreement"), between TeleCorp PCS, Inc., a Delaware corporation ("Customer") and Lucent Technologies Inc. ("Seller" or "Lucent"), a Delaware corporation, Contract No. LNM980501JATEL. Capitalized terms not defined herein shall have the same meaning given to such terms in the Agreement.

WHEREAS Seller and Customer desire to amend the Agreement as stated in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

        A.  Scope of Amendment
        ----------------------
The Agreement is hereby amended to include the following terms and conditions:

        Customer agrees to purchase a license from Seller for, and Seller agrees to license and deliver to Customer and implement and support, application software for (i) ACTIVIEW(R) Wireless Service Feature Provisioning (WSP) order management system Licensed Materials and (ii) BILLDATS(R) Data Manager application Licensed Materials, pursuant to Attachment 1 - Pricing Summary, Attachment 2 - Statements of Work, Attachment 3 - Post Warranty Communications Software Support and the following terms and conditions.

        B.  Billing and Payment Terms
        -----------------------------
   (1) For each of BILLDATS(R) and ACTIVIEW(R) Core RTU Licensed Materials, including Third Party Software and Custom Software packages, Customer shall be invoiced for the prices set forth on Attachment 1 as follows for the initial release (Year 0):
        (a) 85% of the license fee on delivery or as soon thereafter as practicable
        (b)  15% of the license fee on Final Acceptance

   (2) For BILLDATS(R) and ACTIVIEW(R) Core RTU Licensed Materials, including Third Party Software and Custom Software packages, New Feature Pricing provided in subsequent releases (Years 1 through 5), Customer shall be invoiced for the prices set forth on Attachment 1 as follows:
        (a) 90% of the invoiced amount on January 1 of each respective calendar year during the term of this Amendment
        (b)  10% of the invoiced amount on Final Acceptance


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   (3)  For Software Maintenance, Customer shall be invoiced the annual fee in semi-annual installments on the first day of January and July of each year. For Support Services and Project Management fees, Customer shall be invoiced the entire annual fee on the first day of January, 1999.

   (4) For all other charges and fees, Customer shall be invoiced either when they are delivered or the service is completed.

   (5) On or before September 30, 1998, Customer issued and Seller accepted an order for $740,000 in ACTIVIEW(R) Core RTU Licensed Materials and hardware and Seller issued and Customer accepted an invoice for said amount. In consideration of Customer's purchasing the hardware directly, Seller hereby issues a credit to Customer in the sum of $190,000.

   (6) The provisions of Section 1.12 shall apply to all invoices issued under this section 2.

        C. Warranty/Post-Warranty Software Support
        ------------------------------------------

        The warranty period for BILLDATS(R) and ACTIVIEW(R) Licensed Materials shall commence upon Final Acceptance and last for a period of twelve
        (12) months.

        Attachment 3 sets forth the post-warranty options available for software support for BILLDATS(R) and ACTIVIEW(R) to Customer. Customer has elected the Gold Uplift option and the pricing for this option is set forth in Attachment 1.

        Seller acknowledges that Customer in entering into this Agreement has relied on Seller's good will and trust. In this regard, Seller agrees during the term of this Agreement (i.e. Year 0 through Year 5) to continue to improve the Communications Software (i.e. ACTIVIEW(R) and BILLDATS(R)) to keep it consistent with state of the art technology and customer needs, including those of Customer.

        D. Third Party Responsibilities
        -------------------------------

        Seller shall not be responsible for any delay in performing its obligations, as specified in Attachment 2 - Statement of Work, if Customer or its other vendors or contractors fail to timely complete their obligations which are essential to Seller's performance.

        E. Remedies - Completion Delay
        ------------------------------








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        For the purpose of this amendment, the application of section 1.16(b) of the Agreement (entitled "Completion Delay") reading as "an amount equal to .35% (thirty-five hundredths of one percent) of the aggregate purchases ordered for such market" shall, as applied to delays relating to the Communications Software Licensed Materials (i.e. ACTIVIEW(R) and BILLDATS(R)), be construed to mean an amount equal to .35% (thirty-five hundredths of one percent) of the aggregate purchases of licenses for Communications Software Licensed Materials (i.e. ACTIVIEW(R) and BILLDATS(R)), as specified in Attachment 1 - Pricing Summary, and shall not include any other Products, or Services, ordered. For delays relating to any other Products, Licensed Materials or Services, Section 1.16(b) of the Agreement shall remain in force and effect unchanged.

        F.  Miscellaneous
        -----------------

        (1) Except as modified by this Amendment, all terms and conditions of the Agreement shall remain in effect and be fully applicable to this Amendment and the Licensed Materials and Services (i.e., ACTIVIEW(R) and BILLDATS(R)) referred to herein.

        (2) Deference shall be granted to this Amendment and to any documents attached hereto in the event of a conflict between this Amendment and the Agreement as it relates to the Licensed Materials and Services (i.e., ACTIVIEW(R) and BILLDATS(R)) referred to herein.

     IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized representatives on the date(s) indicated.

TeleCorp PCS, Inc.,                        Lucent Technologies Inc.


By: /s/ Thomas H. Sullivan                 By: /s/  Charles M. Many
    ---------------------------------          ---------------------------------

Title: Executive Vice President            Title: Vice President - Sales
       ------------------------------             ------------------------------

Date:  11/15/98                            Date:  11/20/98
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